UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2012

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

121 South 17th Street
Mattoon, Illinois	61938-3987
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (217) 235-3311

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below under Item 2.01 of this Current Report on Form 8-K is hereby incorporated into this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 2, 2012, Consolidated Communications Holdings, Inc. (the “Company”) completed its acquisition of SureWest Communications (“SureWest”).  Pursuant to an Agreement and Plan of Merger, dated as of February 5, 2012 (the “Merger Agreement”), among the Company, WH Acquisition Corp., a California corporation and wholly-owned subsidiary of the Company (“Merger Sub I”), WH Acquisition II Corp., a California corporation and wholly-owned subsidiary of the Company (“Merger Sub II”), and SureWest, Merger Sub I merged with and into SureWest (the “First Merger”), with SureWest as the surviving company, and subsequently, also on July 2, 2012, the surviving company of the First Merger merged with and into Merger Sub II.

In the First Merger, SureWest’s shareholders had the right to elect to exchange each share of SureWest common stock for either (i) $23.00 in cash, without interest, or (ii) shares of the Company’s common stock having an equivalent value based on average closing prices for the 20-day period ending two days before the closing date of the First Merger (the “Company Trading Price”), subject to a collar so that there was a maximum exchange ratio of 1.40565 shares of the Company’s common stock for each share of SureWest common stock and a minimum of 1.03896 shares of the Company’s common stock for each share of SureWest common stock, subject to certain exceptions and with overall elections subject to proration so that 50% of the SureWest shares (treating equity award shares as outstanding shares) were exchanged for cash and 50% for stock.

The Company Trading Price was $14.44.  As a result, at the effective time of the First Merger, 50% of the shares of SureWest common stock (treating restricted stock units and restricted stock awards as outstanding) converted into the right to receive $23.00 in cash, without interest, per share, for an approximate total of $170 million in cash, and each of the remaining shares of SureWest common stock converted into the right to receive 1.40565 shares of common stock of the Company, or an approximate total of 10,417,450 shares of the Company’s common stock.

No fractional shares of Company common stock will be issued to any SureWest shareholder in the First Merger.  Each SureWest shareholder who would otherwise have been entitled to receive a fraction of a share of Company common stock in the First Merger will receive cash in an amount equal to the product obtained by multiplying (i) the fractional share interest which such holder would otherwise be entitled to receive by (ii) $14.44 (which represents the Company Trading Price).

This description of the First Merger is qualified in its entirety by reference to the Merger Agreement, a complete copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on February 8, 2012 and is incorporated herein by reference.

A copy of the press release, dated July 2, 2012, announcing the completion of the First Merger and the preliminary proration determination is included as Exhibit 99.1 to this Form 8-K and incorporated into this Item 2.01 by reference.

In addition, as previously disclosed by the Company in a Current Report on Form 8-K filed on June 4, 2012, on May 30, 2012, Consolidated Communications Finance Co. (“Finance Co.”), an indirect wholly owned subsidiary of the Company, completed an offering of $300.0 million aggregate principal amount of its 10.875% Senior Notes due 2020 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of May 30, 2012 (the “Indenture”), between Finance Co. and Wells Fargo Bank, National Association (“Wells Fargo”), as trustee (the “Trustee”). The net proceeds of the offering were used to partially finance the Company’s acquisition (the “Acquisition”) of SureWest discussed above, which occurred on July 2, 2012.

In connection with the closing of the issuance of the Notes, Finance Co. entered into an Escrow and Security Agreement dated as of May 30, 2012 (the “Escrow Agreement”), by and among Finance Co., the Trustee, Wells Fargo, as escrow agent and Wells Fargo, as financial institution, pursuant to which the proceeds of the Notes offering were placed in an escrow account, which proceeds were released on July 2, 2012 in connection with the consummation of the Acquisition. In connection with the closing of the issuance of the Notes, Finance Co. and Morgan Stanley & Co. LLC entered into a Registration Rights Agreement with respect to the Notes dated as of May 30, 2012 (the “Registration Rights Agreement”).

For a description of the Indenture, the Escrow Agreement and the Registration Rights Agreement, see the Current Report on Form 8-K filed by the Company on June 4, 2012, which is incorporated herein by reference.

The conditions to the release of the funds from the escrow account under the Escrow Agreement included, among other things, the concurrent occurrence of the Acquisition, the merger of Finance Co. with and into Consolidated Communications, Inc., a direct wholly owned subsidiary of the Company (“CCI”), with CCI as the surviving corporation (the “Finance Co. Merger”), the assumption by CCI of all of the obligations of Finance Co. under the Notes, the Indenture and the Registration Rights Agreement, and the Company and certain subsidiaries of the Company (the “Guarantors”) providing guarantees under the Notes and the Indenture and becoming parties to the Registration Rights Agreement.

On July 2, 2012, the Finance Co. Merger was consummated. CCI, the Guarantors and the Trustee have entered into a First Supplemental Indenture, dated as of July 2, 2012, to the Indenture, pursuant to which CCI assumed all of the obligations of Finance Co. under the Notes and the Indenture and the Guarantors guaranteed the Notes.  CCI and the Guarantors have become parties to the Registration Rights Agreement by executing a Joinder dated July 2, 2012.  The First Supplemental Indenture is filed as Exhibit 4.1 hereto and the Joinder is filed as Exhibit 4.3 hereto.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, SureWest was entitled to select, and the Company agreed to take all such action as may be reasonably necessary to cause, one individual from among the current members of the board of directors of SureWest to be elected to the Company’s board of directors as of the effective time of the First Merger.  On June 27, 2012, SureWest designated Timothy D. Taron, age 60, as such director.

On June 29, 2012, the Company’s board of directors elected Mr. Taron as a Class I Director of the Company, with such election to become effective as of the effectiveness of the First Merger and with a term to expire at the 2015 annual meeting of the Company’s stockholders.  As a result, on July 2, 2012, when the First Merger became effective, Mr. Taron’s election as a Class I Director of the Company became effective.

Effective as of July 2, 2012, Mr. Taron was also designated as the chair of the Company’s corporate governance committee and also as a member of each of the Company’s audit committee and compensation committee.

As a non-employee director, Mr. Taron will participate in the Company’s director compensation program, pursuant to which directors currently receive the following compensation: (1) $25,000 annual cash retainer; (2) $1,250 for board meetings attended in person and $750 for committee meetings attended in person, with meeting fees halved for each board or board committee meeting attended by means of telephone conference call; and (3) $10,000 additional annual cash retainer as the chairperson of the corporate governance committee.  The Company also reimburses all non-employee directors for reasonable expenses incurred to attend board or board committee meetings.  In addition, Mr. Taron will be eligible to receive an annual restricted share award pursuant to the Amended and Restated Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan.  The number of shares will be determined by dividing $45,000 by the 20-day average closing price of the stock as of two trading days before the award date, and all of the restricted shares will vest on the December 5th following the date of the award.

Mr. Taron, a practicing attorney for over 30 years, served on the SureWest board from 2000 until the consummation of the First Merger on July 2, 2012.  Since 1981, Mr. Taron has been as senior partner with the law firm of Hefner Stark & Marois, LLP, Attorneys-at-Law, Sacramento, California.  He was formerly the President and director of the Sacramento Metropolitan Chamber of Commerce, a private, non-profit organization.

Item 9.01.	Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) will be filed with the Securities and Exchange Commission by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)           Pro forma financial information.

The financial statements required by Item 9.01(b) will be filed with the Securities and Exchange Commission by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)           Exhibits.

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated as of February 5, 2012, by and among the Company, SureWest Communications, WH Acquisition Corp. and WH Acquisition II Corp. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K dated February 5, 2012)

4.1
First Supplemental Indenture, dated as of July 2, 2012, among the Company, Consolidated Communications, Inc. (“CCI”), Consolidated Communications Enterprise Services, Inc. (“CCES”), Consolidated Communications Services Company (“CCSC”), Consolidated Communications of Fort Bend Company (“CCFBC”), Consolidated Communications of Texas Company (“CCTC”), and Consolidated Communications of Pennsylvania Company, LLC (“CCPC”), and Wells Fargo Bank, National Association

4.2	Form of 10.875% Senior Note due 2020 (incorporated by reference to Exhibit A to Exhibit 4.1)
4.3	Joinder to Registration Rights Agreement, dated as of July 2, 2012, by the Company, CCI, CCES, CCSC, CCFBC, CCTC, and CCPC
99.1	Press Release dated July 2, 2012

* Schedules and other attachments to the Agreement and Plan of Merger, which are listed in the exhibit, are omitted. The Company agrees to furnish supplementally a copy of any schedule or other attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2012
Consolidated Communications Holdings, Inc.

	By:	/s/ Steven L. Childers
Name: Steven L. Childers Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated as of February 5, 2012, by and among the Company, SureWest Communications, WH Acquisition Corp. and WH Acquisition II Corp. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K dated February 5, 2012)

4.1
First Supplemental Indenture, dated as of July 2, 2012, among the Company, Consolidated Communications, Inc. (“CCI”), Consolidated Communications Enterprise Services, Inc. (“CCES”), Consolidated Communications Services Company (“CCSC”), Consolidated Communications of Fort Bend Company (“CCFBC”), Consolidated Communications of Texas Company (“CCTC”), and Consolidated Communications of Pennsylvania Company, LLC (“CCPC”), and Wells Fargo Bank, National Association

4.2	Form of 10.875% Senior Note due 2020 (incorporated by reference to Exhibit A to Exhibit 4.1)
4.3	Joinder to Registration Rights Agreement, dated as of July 2, 2012, by the Company, CCI, CCES, CCSC, CCFBC, CCTC, and CCPC
99.1	Press Release dated July 2, 2012

* Schedules and other attachments to the Agreement and Plan of Merger, which are listed in the exhibit, are omitted. The Company agrees to furnish supplementally a copy of any schedule or other attachment to the Securities and Exchange Commission upon request.